UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2018 (May 31, 2018)

ACCELERIZE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch Street, Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 548-2253

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

On May 31, 2018, Accelerize Inc. (the “Company”) borrowed an aggregate of $1,500,000 (the “Borrowings”) from eight lenders (the “Lenders”) and issued promissory notes for the repayment of the amounts borrowed. The Lenders are all accredited investors and shareholders of the Company, and one of the Lenders is an affiliate of the Company’s director, Greg Akselrud. The promissory notes are unsecured, have a maturity date of May 30, 2021 and all principal is due upon maturity. Amounts borrowed accrue interest at 12% per annum and accrued interest is payable monthly. In the event the Company prepays the promissory notes prior to the end of two years, at prepayment the Lender will be paid the difference between accrued interest already paid and the amount of accrued interest payable for two years on the amount borrowed. The Company must repay the promissory notes within 30 days of retiring or refinancing all of its outstanding secured subordinated debt. The Company also issued to the Lenders six-year warrants to purchase an aggregate of 2,250,000 shares of the Company’s common stock exercisable for cash at an exercise price of $0.35 per share. The warrants were issued under the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as not involving a public offering. The descriptions of the promissory notes and the warrants are not complete and each is subject to and qualified in its entirety by reference to the form of promissory note or form of warrant, a copy of which is filed as Exhibit 10.1 and 4.1, respectively, to this Current Report and is incorporated herein by reference.

Also on May 31, 2018, the Company entered into a seventh amendment (the “SaaS Amendment”) of the loan and security agreement dated as of May 5, 2016 with SaaS Capital Funding II, LLC to permit the Borrowings, to amend the Company’s adjusted EBITDA, revenue renewal and total debt to monthly recurring revenue covenants, to increase the success fee payable upon repayment of the facility by $120,000 to $495,000, and to fix prepayment penalties until October 31, 2018. The description of the SaaS Amendment is not complete and is subject to and qualified in its entirety by reference to the SaaS Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Also on May 31, 2018, the Company entered into a first amending agreement (the “Beedie Amendment”) of the credit agreement dated as of January 25, 2018 with Beedie Investments Limited (“Beedie”) to permit the Borrowings, to amend the Company’s adjusted EBITDA, revenue renewal and total debt to monthly recurring revenue covenants, and to add a secured debt to monthly recurring revenue covenant. In addition, the Company issued to Beedie a warrant (the “Beedie Warrant”) to purchase up to 500,000 shares of the Company's common stock at an exercise price of $0.35 per share subject to certain adjustments for dividends, splits or reclassifications, and a weighted average adjustment for certain issuances of common stock below the exercise price prior to January 25, 2019. The Beedie Warrant is exercisable for cash until January 25, 2024. The Beedie Warrant will be exercisable on a cashless basis at its expiration if notice of expiration is not timely provided by the Company to Beedie. The Beedie Warrant was issued under the exemption provided by Section 4(a)(2) of the Securities Act as not involving a public offering. The descriptions of the Beedie Amendment and Beedie Warrant are not complete and each is subject to and qualified in its entirety by reference to the Beedie Amendment or Beedie Warrant, a copy of which is filed as Exhibit 10.3 and 4.2, respectively, to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant issued on May 31, 2018.

4.2	Form of Warrant issued on May 31, 2018.

10.1	Form of Promissory Note issued on May 31, 2018.

10.2	Seventh Amendment to Loan and Security Agreement between Accelerize Inc. and SaaS Capital Funding II, LLC, dated as of May 31, 2018.

10.3	First Amending Agreement between Accelerize Inc. and Beedie Investments Limited, dated as of May 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE INC.

By:	/s/ Brian Ross

Name:	Brian Ross

Title:	President and Chief Executive Officer

Date: June 6, 2018